Exhibit 99.1

Investor Contact	Media Contact
Bill Walljasper	Sard Verbinnen & Co
Senior VP & Chief Financial Officer	Paul Caminiti/Andrew Cole/Brooke Gordon
515-965-6505	212-687-8080

Mark Harnett/Charlie Koons
MacKenzie Partners
212-929-5500

CASEY’S FILES DEFINITIVE PROXY STATEMENT AND SENDS
LETTER TO SHAREHOLDERS

Urges Casey’s Shareholders to Reelect Current Board at Annual Meeting
and Reject Couche-Tard’s Attempt to Advance its Inadequate Offer

ANKENY, IOWA – August 12, 2010 – Casey’s General Stores, Inc. (“Casey’s” or the “Company”) (NASDAQ: CASY) today announced that it has filed with the Securities and Exchange Commission a definitive proxy statement and letter sent to Casey’s shareholders from the Company’s President and Chief Executive Officer, Robert J. Myers.  Shareholders can find these and other materials related to Casey’s annual meeting of shareholders to be held on September 23, 2010 at www.supportcaseys.com.

The full text of the letter sent to Casey’s shareholders follows:

August 12, 2010

Dear Fellow Shareholder:

YOUR VOTE IS IMPORTANT - VOTE WITH THE ENCLOSED WHITE PROXY CARD TODAY

Enclosed is Casey’s General Stores’ proxy statement and WHITE proxy card regarding our annual meeting of shareholders on September 23, 2010.  The Casey’s Board of Directors has a superb track record of delivering value to shareholders, and we are pleased to inform you that the Company has nominated all of Casey’s directors for reelection at the annual meeting.  Your vote is very important at this pivotal time in the Company’s history.  As you may know, Alimentation Couche-Tard Inc. is attempting to replace your Board with its hand-picked slate of nominees.  We believe this is simply an attempt to advance its inadequate, unsolicited offer for Casey’s.  Under the leadership of our current Board, Casey’s is already creating far greater value for shareholders than is reflected in Couche-Tard’s offer.  We urge you to discard any blue proxy cards you receive from Couche-Tard and vote the enclosed WHITE proxy card today.

CASEY’S BUSINESS CONTINUES TO PERFORM STRONGLY

We are pleased to report that Casey’s business is continuing to perform strongly and we expect inside same-store sales growth to trend favorably over the remainder of the 2011 fiscal year.  For the fiscal year ended April 30, 2010, the Company’s inside-sales margin was 42%, driven by a 64% margin in the Company’s proprietary prepared food program.  This performance significantly exceeds the 34% average inside-sales margin achieved by convenience store peers during the same period.  Same-store gasoline gallons growth is also strong with gasoline margins consistently above the company’s fiscal 2011 goals of 13.5%.  Casey’s is on track with its strategic initiatives, including incorporating its exciting new store design program across the Company’s store base.  The new larger store design capitalizes on high-margin, high-turning categories and includes increased cooler capacity, expanded coffee and fountain offerings and a made-to-order sub-sandwich program. To date, including acquired stores, Casey’s has incorporated the features of the new store design in 132 of its approximately 1,500 stores. Initial results have been very positive with significant increases above the chain-wide average in high margin prepared food sales.

YOUR BOARD BELIEVES CASEY’S IS UNDERVALUED AND HAS APPROVED A
RECAPITALIZATION PLAN TO ACQUIRE APPROXIMATELY 25% OF CASEY’S
OUTSTANDING SHARES

As we announced on July 28, 2010, the Casey’s Board believes Casey’s stock is meaningfully undervalued at recent trading levels, and the Board unanimously approved a $500 million recapitalization plan through which the Company will acquire approximately 25% of Casey’s outstanding shares.  The recapitalization plan will be executed through a modified “Dutch auction” self tender offer (the “Offer”) for up to $500 million of Casey’s stock at a price of $38.00 to $40.00 per share.  The recapitalization plan is expected to:

●	Generate significant value for Casey’s shareholders;
●	Be highly accretive to Casey’s diluted EPS at all prices in the Offer range; and
●	Allow shareholders to continue participating in the Company’s substantial upside.

We are funding the entire Offer through a private placement of 5.22% senior unsecured notes due 2020.  This financing is at the lowest rate in the company’s history.  Following the completion of the recapitalization, Casey’s will have debt levels that remain among the lowest in the convenience store sector (at 2.5x trailing EBITDA -- earnings before interest, taxes, depreciation and amortization) and minimal rental expense.  Given the success of the Offer financing and Casey’s strong balance sheet and cash flow, we will be able to continue rewarding our shareholders on a quarterly basis through our dividend and will also continue executing our ongoing strategic growth initiatives, including expanding our footprint and rolling out our successful new store design and offerings across the store base.

COUCHE-TARD IS ATTEMPTING TO CAPTURE THE SIGNIFICANT VALUE
AT CASEY’S THAT RIGHTLY BELONGS TO YOU

The Casey’s Board thoroughly reviewed Couche-Tard’s offer – both at its original offer price of $36.00 per share and its slightly increased offer price of $36.75 per share – and determined that the Couche-Tard offer is not in the best interests of Casey’s, its shareholders and other constituencies.  Couche-Tard’s $36.75 per share offer represents a low control premium – just 16% to Casey’s closing stock price the day before Couche-Tard publicly disclosed its $36.00 per share proposal on April 9, 2010.  We believe Casey’s continuing strong performance and strategic growth initiatives will deliver you far greater value than Couche-Tard’s lowball offer.  This value creation will be further enhanced by our highly accretive recapitalization plan.

We are clearly not alone in our belief.  We note that the number of shares tendered into Couche-Tard’s offer has declined from 19.2% of Casey’s outstanding shares on July 12, 2010 to just 12% as of August 2, 2010.  The low – and declining – number of shares tendered clearly shows a lack of support for Couche-Tard’s offer, notwithstanding its slight increase in offer price.  We continue to recommend that shareholders NOT tender their shares into the Couche-Tard offer.

THE CHOICE IS CLEAR:  CASEY’S BOARD OF DIRECTORS IS SERVING YOUR BEST
INTERESTS AND IS DELIVERING YOU FAR GREATER VALUE THAN COUCHE-TARD

Casey’s Board of Directors, which consists of seven independent members out of eight total directors, has an exceptional track record of creating value for Casey’s shareholders.  Under our Board’s leadership, Casey’s has:

●
Consistently outperformed its peer group’s stock performance and the broader market.  In the three year period prior to the public announcement of the Couche-Tard offer, Casey’s stock increased 24% while the convenience store peer group experienced an average decrease of 46% and the S&P 500 decreased 18%;

●
Continued to have the highest inside-same stores sales margins in the industry, which have enabled us to achieve double-digit annual earnings per share (EPS) growth over the five fiscal years ended April 30, 2010;

●
Increased our dividend at a compounded annual growth rate of approximately 17.3% over the past five years, and increased our dividend again at the start of fiscal 2011.  The Company’s dividend payout ratio for the fiscal year ended April 30, 2010 was 15%, the highest ratio among industry peers; and,

●
Achieved positive inside same-store sales growth for 26 consecutive quarters, averaging 5.9% for the five fiscal years ended April 30, 2010, versus the convenience store peer average of 3.5% for the comparable fiscal period.

Casey’s is continuing to seize significant growth opportunities, including the expansion of its business and geographic footprint through strategic acquisitions and new store openings, improved store economics from its new store design, store replacement and remodel program, and its proven ability to successfully implement price increases.

Unfortunately, Couche-Tard has resorted to questionable tactics and misleading statements in an attempt to further its inadequate offer.  For example:

●
In an effort to imply a higher control premium than is truly represented in its revised offer, Couche-Tard has claimed that, absent its original offer, Casey’s stock would have declined along with the S&P 500 Index and the S&P Retail Index.  In fact, Casey’s stock price has consistently outperformed both indexes on a historical basis, and its U.S. sector peers have also outperformed both indexes since Couche-Tard made its original proposal public on April 9, 2010.

●
As previously announced, Casey’s has filed a complaint against Couche-Tard alleging a market manipulation scheme perpetrated by Couche-Tard in an attempt to acquire all outstanding shares of Casey’s stock at an artificially deflated price. As described in the complaint, shortly after Couche-Tard made public its offer of $36.00 per share on April 9, Couche-Tard sold almost all of its Casey’s shares (approximately 3.9% of the issued shares of Casey’s) at an average price of $38.43 per share – reaping millions of dollars of profit by trading on the market’s reaction to its own announcement.

Couche-Tard is also trying to replace your Board at the upcoming annual meeting with its own hand-picked slate of directors.  We believe Couche-Tard’s nomination of an opposition slate is solely an attempt by Couche-Tard to advance its proposal for a business combination with Casey’s.  We strongly urge you to reject Couche-Tard’s nominees and related shareholder proposal by voting FOR Casey’s nominees and AGAINST Couche-Tard’s proposal using the enclosed WHITE proxy card.

VOTE THE ENCLOSED WHITE CARD FOR THE CASEY’S BOARD OF DIRECTORS AND DISCARD ANY BLUE PROXY CARDS SENT TO YOU BY COUCHE-TARD

We encourage you to review the enclosed Definitive Proxy Statement and all the materials we have mailed you related to our self tender offer, including the Offer to Purchase and related tender offer documents.  The Casey’s Board unanimously recommends that you vote “FOR” the highly qualified slate of Casey’s directors named on the enclosed WHITE proxy card and “AGAINST” Couche-Tard’s Bylaw amendment repeal proposal.  The Casey’s Board also urges you to discard any blue proxy card sent to you by Couche-Tard or its affiliates. Even a vote against Couche-Tard’s nominees on Couche-Tard’s blue proxy card will cancel any previous proxy submitted by you.

To vote FOR Casey’s nominees, shareholders should sign, date and return the WHITE proxy card as soon as it is received or vote via telephone or internet by following the instructions indicated on the WHITE proxy card.  MacKenzie Partners, Inc. is acting as Casey’s proxy solicitor and information agent for the tender offer and can be reached toll-free at (800) 322-2885 or (212) 929-5500.  Shareholders can also find additional relevant information at www.supportcaseys.com.

We appreciate all the positive feedback we have received from shareholders, and thank you for your support.

Best regards,

Robert Myers
President and Chief Executive Officer

Important Information
In response to the tender offer commenced by Alimentation Couche-Tard, Inc. (“Couche-Tard”) referred to in this communication, Casey’s General Stores, Inc. (“Casey’s”) has filed a solicitation/recommendation statement with the Securities and Exchange Commission (the “SEC”).  Investors and security holders are urged to read the solicitation/recommendation statement with respect to the tender offer and, when they become available, any other relevant documents filed with the SEC, because they contain important information.  Investors and security holders may obtain a free copy of the solicitation/recommendation statement with respect to the tender offer and other documents (when available) that Casey’s files with the SEC at the SEC’s website at www.sec.gov and Casey’s website at www.caseys.com. In addition, the solicitation/recommendation statement with respect to the tender offer and other documents (when available) filed by Casey’s with the SEC may be obtained from Casey’s free of charge by directing a request to Casey’s General Stores, Inc., Attn: Investor Relations, Casey’s General Stores, Inc., One Convenience Blvd., P.O. Box 3001, Ankeny, Iowa 50021-8045.

Casey’s has filed with the SEC a definitive proxy statement and white proxy card in connection with its 2010 Annual Meeting of Shareholders and is mailing the definitive proxy statement and white proxy card to its shareholders. Investors and security holders are urged to read the definitive proxy statement and, when they become available, any other relevant documents filed with the SEC, because they contain important information. Investors and security holders may obtain a free copy of the definitive proxy statement and, when available, other documents that Casey’s files with the SEC at the SEC’s website at www.sec.gov and Casey’s website at www.caseys.com. In addition, the definitive proxy statement and, when available, other documents filed by Casey’s with the SEC may be obtained from Casey’s free of charge by directing a request to Casey’s General Stores, Inc., Attn: Investor Relations, Casey’s General Stores, Inc., One Convenience Blvd., P.O. Box 3001, Ankeny, Iowa 50021-8045.

Additional Information
This communication is for informational purposes only and is neither an offer to purchase nor the solicitation of an offer to sell any securities.  Casey’s has filed an issuer tender offer statement on Schedule TO and related exhibits regarding its self-tender offer for up to $500 million in value of shares of Casey’s common stock with the SEC.  Investors and security holders are urged to read the issuer tender offer statement and related exhibits and, when they become available, any other documents filed with the SEC with respect to Casey’s self tender offer because they contain important information.  Investors and security holders may obtain a free copy of the issuer tender offer statement and the related exhibits as well as any other documents (when available) that Casey’s files with the SEC at the SEC’s website at www.sec.gov and Casey’s website at www.caseys.com. In addition, the issuer tender offer statement and the related exhibits and other documents (when available) filed by Casey’s with the SEC may be obtained from Casey’s free of charge by directing a request to Casey’s General Stores, Inc., Attn: Investor Relations, Casey’s General Stores, Inc., One Convenience Blvd., P.O. Box 3001, Ankeny, Iowa 50021-8045.

Certain Information Concerning Participants
Casey’s, its directors and executive officers may be deemed to be participants in the solicitation of Casey’s security holders in connection with its 2010 Annual Meeting of Shareholders. Security holders may obtain information regarding the names, affiliations and interests of such individuals in Casey’s Annual Report on Form 10-K for the year ended April 30, 2010, which was filed with the SEC on June 29, 2010, and its definitive proxy statement for the 2010 Annual Meeting of Shareholders, which was filed with the SEC on August 12, 2010. To the extent holdings of Casey’s securities have changed since the amounts printed in the definitive proxy statement for the 2010 Annual Meeting of Shareholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and Casey’s website at www.caseys.com.

Forward-Looking Statements
This communication contains various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements represent our expectations or beliefs concerning future events that may not prove to be accurate.  The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project” and similar expressions are used to identify forward-looking statements.  We caution you that these statements are further qualified by important factors that could cause actual results to differ materially from those in the forward-looking statements, including the risk that our cash balances and cash generated from operations and financing activities will not be sufficient for our future liquidity and capital resource needs, competition in the industry in which we operate, changes in the price or supply of gasoline, tax increases or other changes in the price of or demand for tobacco products, potential liabilities and expenditures related to compliance with environmental and other laws and regulations, the seasonality of demand patterns, weather conditions, future actions by Couche-Tard in connection with its unsolicited tender offer to acquire Casey’s, the risk that disruptions or uncertainty from Couche-Tard’s unsolicited tender offer will divert management’s time and harm Casey’s relationships with our customers, employees and suppliers; the increased indebtedness that the Company has incurred to purchase shares of our common stock in our self tender offer; the price at which we ultimately determine to purchase shares of our common stock in our self tender offer and the number of shares tendered in such offer; the price and time at which we may make any additional repurchases of our common stock following completion of our self tender offer as well as the number of shares acquired in such repurchases and the terms, timing, cost and interest rate on any indebtedness incurred to fund such repurchases; and the other risks and uncertainties included from time to time in our filings with the SEC.  We further caution you that other factors we have not identified may in the future prove to be important in affecting our business and results of operations.  We ask you not to place undue reliance on any forward-looking statements because they speak only of our views as of the statement dates.  We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.